November 24, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Ultimate Escapes, Inc. (formerly Secure America Acquisition Corporation)
Commission File # 001-33743

Ladies and Gentlemen:

We have read the statements made by Ultimate Escapes, Inc. in Item 4.01(a) of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission.  We agree with the statements therein concerning our firm.

Very truly yours,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP